UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2026
AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	93-4225266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 3, 2026, Amneal Pharmaceuticals, Inc.’s (the "Corporation") subsidiary, Amneal Pharmaceuticals LLC (the “Company”), and certain of the Company’s subsidiaries, as guarantors, entered into that certain Amendment No. 3 to Term Loan Credit Agreement (the “Repricing Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the other lenders party thereto consenting to the Repricing Amendment. The Repricing Amendment amends certain terms in that certain Term Loan Credit Agreement, dated as of November 14, 2023 (the “Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries party thereto as guarantors, the lenders party thereto and the Agent. Pursuant to the Repricing Amendment, (x) each consenting lender converted, on a cashless basis, its term loans outstanding immediately prior to the Repricing Amendment (the “Existing Term Loans) into new term loans with an aggregate principal amount of $2.039 billion (collectively, the “Converted Amendment No. 3 Term Loans”) and (y) the Company incurred a new term loan with an aggregate principal amount of $45.2 million (the “Additional Amendment No. 3 Term Loan”), the proceeds of which were used to prepay at par any Existing Term Loans not converted into Converted Amendment No. 3 Term Loans (the Converted Amendment No. 3 Term Loans and the Additional Amendment No. 3 Term Loans referred to collectively as the “Amendment No. 3 Term Loans”).

The Repricing Amendment reduces the applicable interest rate margin on the Amendment No. 3 Term Loans by 50 basis points to 1.50% (for the Amendment No. 3 Term Loans bearing interest at rates based on the base rate) and to 2.50% (for the Amendment No. 3 Term Loans bearing interest at rates based on the secured overnight financing rate).

The Repricing Amendment also allows the Company to enter into a repricing transaction without incurring a prepayment premium if such repricing transaction occurs after February 3, 2027. The stated maturity date of the Amendment No. 3 Term Loans of August 1, 2032 remains unchanged.

The Corporation estimates that savings in annualized cash interest expense following entry into the Repricing Amendment relative to the existing Credit Agreement would be approximately $12 million, based on the amounts borrowed and outstanding under the existing Credit Agreement immediately prior to the Repricing Amendment.

The foregoing description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the Repricing Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical facts, including without limitation statements regarding the Corporation’s estimated savings related to the entry into the Repricing Amendment. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “aim,” “believe,” “can,” “continue,” “could,” “estimate,” “expected,” “forecast,” “goal,” “ intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause the actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, those described in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed by the Corporation from time to time with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in such filings. The Corporation undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1
Amendment No. 3 to Term Loan Credit Agreement, dated as of August 3, 2026, by and among Amneal Pharmaceuticals LLC, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2026	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Anastasios Konidaris
	Name:	Anastasios Konidaris
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)